For further information:         TRADED: NYSE (IEX)                        EX-99.1
Investor Contact:
Allison S. Lausas
Interim Chief Financial Officer and Chief Accounting Officer
(847) 498-7070

IDEX REPORTS THIRD QUARTER RESULTS
AND RAISES FULL YEAR GUIDANCE

Third Quarter 2023 Highlights
(All comparisons are against the third quarter of 2022 unless otherwise noted)
•Sales of $793.4 million, down 4% overall and 6% organically
•Reported diluted EPS of $2.75, up 17%, and adjusted diluted EPS of $2.12, down 1%, included a lower effective tax rate
•Strong operating cash flow of $227 million, up 14%; record free cash flow of $207 million, up 14%
•Divested Micropump, Inc. for $110 million in cash, resulting in gain of $71 million, net of taxes
•Full year GAAP EPS guidance raised to $7.91 to $7.96 from prior guidance of $6.80 to $6.90
•Full year adjusted EPS guidance raised to $8.13 to $8.18 from prior guidance of $7.90 to $8.00

NORTHBROOK, IL, October 25, 2023 - IDEX Corporation (NYSE: IEX) today announced its financial results for the three month period ended September 30, 2023.

“IDEX delivered strong profitability and achieved record free cash flow in the third quarter,” said Eric D. Ashleman, IDEX Corporation Chief Executive Officer and President. “Our teams continue to execute for customers and shareholders in a dynamic environment of transition and recalibration.”

“We believe the divergent rates of destocking in our end markets have largely run their course, returning us to more typical backlog and lead time levels. Our focus is to leverage our 8020 philosophy and disproportionately allocate resources to those application niches with the highest potential.”

“We remain dedicated to our long-term focus as we continue to aggressively deploy capital to support organic growth and M&A. Our balance sheet has ample capacity to deliver on our goals, and our funnel of potential acquisitions remains strong and of high quality.”

2023 Outlook
Full year 2023 organic sales are projected to decline 1% to 2% over the prior year, with GAAP diluted EPS of $7.91 - $7.96 (adjusted diluted EPS of $8.13 - $8.18).

Fourth quarter 2023 organic sales are projected to decline 8% to 9% over the prior year period, with GAAP diluted EPS of $1.50 - $1.55 (adjusted diluted EPS of $1.74 - $1.79).

Consolidated Results

	Three Months Ended September 30,
(Dollars in millions, except per share amounts)	2023	2022	Increase (Decrease)
Net sales	$793.4	$824.0	$(30.6)
Adjusted net sales*	793.4	806.1	(12.7)
Organic net sales growth*			(6%)
Gross profit	349.6	381.8	(32.2)
Adjusted gross profit*	350.8	363.9	(13.1)
Net income attributable to IDEX	209.1	178.7	30.4
Adjusted net income attributable to IDEX*	160.6	161.9	(1.3)
Adjusted EBITDA*	225.5	231.4	(5.9)
Diluted EPS attributable to IDEX	2.75	2.36	0.39
Adjusted diluted EPS attributable to IDEX*	2.12	2.14	(0.02)
Cash flows from operating activities	226.6	198.1	28.5
Free cash flow*	206.5	181.8	24.7
Gross margin	44.1%	46.3%	(220) bps
Adjusted gross margin*	44.2%	45.1%	(90) bps
Net income margin	26.3%	21.7%	460 bps
Adjusted EBITDA margin*	28.4%	28.7%	(30) bps
*These are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

Orders
Third quarter 2023 orders of $712.3 million reflected a 9% decrease compared with the prior year period (-11% organic, -2% impact from the exit of a COVID-19 testing application in 2022 that did not reoccur in 2023, +3% acquisitions/divestitures and +1% foreign currency translation).

Net Sales
Third quarter 2023 net sales of $793.4 million reflected a 4% decrease compared with the prior year period (-6% organic, -2% impact from the exit of a COVID-19 testing application in 2022 that did not reoccur in 2023, +3% acquisitions/divestitures and +1% foreign currency translation).

Gross Margin
Third quarter 2023 gross margin of 44.1% decreased 220 basis points compared with the prior year period primarily due to the acceleration of previously deferred revenue related to the exit of a COVID-19 testing application in 2022 that did not reoccur in 2023, lower volume leverage, unfavorable mix, higher employee-related costs and the dilutive impact of acquisitions, partially offset by strong operational productivity and price/cost. Adjusted gross margin, which excludes the acceleration of previously deferred revenue and fair value inventory step-up charges, decreased 90 basis points compared with the prior year period.

Net Income and Diluted Earnings per Share Attributable to IDEX and Net Income Margin
Third quarter 2023 net income attributable to IDEX increased $30.4 million to $209.1 million, which resulted in diluted EPS attributable to IDEX of $2.75 per share, an increase of $0.39 per share, or 17%, from the prior year period. Third quarter 2023 net income margin of 26.3% increased 460 basis points compared with the prior year period. These increases were primarily driven by the gain on the sale of Micropump, Inc. ("Micropump") in 2023 as compared with the gain on the sale of Knight LLC and its related affiliates ("Knight") in 2022 as well as a lower effective tax rate of 20.2% compared to the third quarter 2022 effective tax rate of 21.8%. The decrease in the effective tax rate was driven by both the finalization of research expenditure capitalization treatment that served to increase tax benefits on foreign source income and a tax election related to the acquisition of Muon B.V. and its subsidiaries (“Muon Group”) that reduced our minimum tax on foreign earnings. These favorable rate items were partially offset by tax recorded on the gain from the Micropump divestiture. These increases were partially offset by the lower operational results discussed above as well as higher amortization on new acquisitions and higher interest expense.

Adjusted EBITDA Margin and Adjusted Diluted EPS Attributable to IDEX
Third quarter 2023 Adjusted EBITDA margin of 28.4% decreased 30 basis points compared with the prior year period driven by lower volume leverage, unfavorable mix and the dilutive impact of acquisitions, partially offset by strong price/cost and operational productivity. Adjusted diluted EPS attributable to IDEX was $2.12 per share, a decrease of $0.02 per share, or 1%, from the prior year period reflecting the operating results previously discussed. Adjusted diluted EPS attributable to IDEX reflects the 11 cent impact of a lower effective tax rate.

Cash Flow
Third quarter 2023 cash from operations of $226.6 million was up 14% primarily due to lower working capital driven by inventory reductions in 2023 as compared to 2022. Third quarter 2023 free cash flow was $206.5 million, up 14% compared with the prior year period and constituted 129% of adjusted net income attributable to IDEX.

Segment Highlights

Fluid & Metering Technologies ("FMT")

	Three Months Ended September 30,
(Dollars in millions)	2023	2022	Increase (Decrease)
Net sales	$301.1	$307.6	$(6.5)
Adjusted EBITDA	103.6	104.4	(0.8)
Adjusted EBITDA margin	34.4%	33.9%	50 bps

•Third quarter 2023 net sales of $301.1 million reflected a 2% decrease compared with the third quarter of 2022 (-1% organic, -2% acquisitions/divestitures and +1% foreign currency translation).
•Third quarter 2023 Adjusted EBITDA margin was 34.4%, up 50 basis points compared with the prior year period, primarily due to strong price/cost, favorable operational productivity and lower discretionary spending, partially offset by lower volume leverage and higher employee-related costs.

Health & Science Technologies ("HST")

	Three Months Ended September 30,
(Dollars in millions)	2023	2022	Increase (Decrease)
Net sales	$313.2	$345.0	$(31.8)
Adjusted net sales*	313.2	327.1	(13.9)
Adjusted EBITDA	84.4	101.4	(17.0)
Adjusted EBITDA margin	26.9%	31.0%	(410) bps
*This is a non-GAAP measure. See the definition of this non-GAAP measure in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliation to its most directly comparable GAAP financial measure in the reconciliation tables at the end of this release.

•Third quarter 2023 net sales of $313.2 million reflected a 9% decrease compared with the third quarter of 2022 (-15% organic, -5% impact from the exit of a COVID-19 testing application in 2022 that did not reoccur in 2023, +10% acquisitions/divestitures and +1% foreign currency translation).

•Third quarter 2023 Adjusted EBITDA margin was 26.9%, down 410 basis points compared with the prior year period primarily due to lower volume leverage, unfavorable mix and the dilutive impact of acquisitions, partially offset by strong price/cost, favorable operational productivity and lower discretionary spending.

Fire & Safety/Diversified Products ("FSDP")

	Three Months Ended September 30,
(Dollars in millions)	2023	2022	Increase (Decrease)
Net sales	$180.6	$172.4	$8.2
Adjusted EBITDA	52.8	47.8	5.0
Adjusted EBITDA margin	29.3%	27.8%	150 bps
•Third quarter 2023 net sales of $180.6 million reflected a 5% increase compared with the third quarter of 2022 (+3% organic and +2% foreign currency translation).
•Third quarter 2023 Adjusted EBITDA margin was 29.3%, up 150 basis points compared with the prior year period primarily due to strong price/cost and favorable operational productivity, partially offset by unfavorable mix, higher discretionary spending and lower volume leverage.

Corporate Costs
Corporate costs included in consolidated Adjusted EBITDA were $15.3 million in the third quarter of 2023, a decrease of $6.9 million compared with the prior year period primarily as a result of lower variable compensation costs and lower discretionary spending.

Divestiture
On August 3, 2023, the Company completed the sale of Micropump for proceeds of $110.3 million, net of cash remitted, resulting in a pre-tax gain on the sale of $93.8 million. The results of Micropump were reported within the HST segment.

Debt Repayment
During the third quarter of 2023, the Company repaid $150.0 million of the $200.0 million previously outstanding under its term facility. The facility had a weighted average interest rate of 6.10% during the nine months ended September 30, 2023.

Conference Call to be Broadcast over the Internet
IDEX will broadcast its third quarter earnings conference call over the Internet on Thursday, October 26, 2023 at 9:30 a.m. CT. Chief Executive Officer and President Eric Ashleman and Interim Chief Financial Officer and Chief Accounting Officer Allison Lausas will discuss the Company’s recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.idexcorp.com. Those who wish to participate should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides or download the correct applications at no charge. Investors will also be able to hear a replay of the call by dialing 877.660.6853 (or 201.612.7415 for international participants) using the ID #13734464.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, the Company’s fourth quarter 2023 and full year 2023 outlook including expected organic sales projections, expected earnings per share and adjusted earnings per share, and the assumptions underlying these expectations, anticipated future acquisition behavior, expectations regarding customer destocking efforts and future order stabilization and lead time, availability of cash and financing alternatives and the anticipated benefits of the Company’s recent acquisitions, and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “guidance,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the Company believes,” “the Company intends” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release.

The risks and uncertainties include, but are not limited to, the following: levels of industrial activity and economic conditions in the U.S. and other countries around the world, including uncertainties in the financial markets and adverse developments affecting the financial services industry; pricing pressures, including inflation and rising interest rates, and other competitive factors and levels of capital spending in certain industries, all of which could have a material impact on order rates and the Company’s results; the impact of health epidemics and pandemics and terrorist attacks and wars, which could have an adverse impact on the Company's business by creating disruptions in the global supply chain and by potentially having an adverse impact on the global economy; the Company’s ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the Company operates; developments with respect to trade policy and tariffs; capacity utilization and the effect this has on costs; labor markets; supply chain conditions; market conditions and material costs; risks related to environmental, social and corporate governance issues, including those related to climate change and sustainability; and developments with respect to contingencies, such as litigation and environmental matters.

Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K and the Company’s subsequent quarterly reports filed with the Securities and Exchange Commission (“SEC”) and the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX (NYSE: IEX) makes thousands of products and mission-critical components that improve everyday life all around you. If you enjoy chocolate, it quite possibly passed through a Viking® internal gear pump at the candy factory. If you were ever in a car accident, emergency workers may have used the Hurst Jaws of Life® rescue tool to save your life. If your doctor ordered a DNA test to predict your risk of disease or determine a course of treatment, the lab may have used equipment containing components made by IDEX Health & Science. Founded in 1988 with three small, entrepreneurial manufacturing companies, we’re proud to say that we now call over 50 diverse businesses around the world part of the IDEX family. With more than 8,500 employees and manufacturing operations in more than 20 countries, IDEX is a high-performing, global company with over $3.1 billion in annual sales, committed to making trusted solutions that improve lives. IDEX shares are traded on the New York Stock Exchange under the symbol “IEX”.

For further information on IDEX Corporation and its business units, visit the company’s website at www.idexcorp.com.

(Financial reports follow)

IDEX CORPORATION
Condensed Consolidated Statements of Income
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$793.4	$824.0	$2,485.0	$2,371.2
Cost of sales	443.8	442.2	1,374.9	1,290.0
Gross profit	349.6	381.8	1,110.1	1,081.2
Selling, general and administrative expenses	165.9	161.9	529.9	483.7
Restructuring expenses and asset impairments	4.1	17.7	8.2	21.1
Operating income	179.6	202.2	572.0	576.4
Gain on sale of business	(93.8)	(34.8)	(93.8)	(34.8)
Other (income) expense - net	(2.1)	(1.0)	5.6	(3.3)
Interest expense	13.7	9.6	40.1	28.6
Income before income taxes	261.8	228.4	620.1	585.9
Provision for income taxes	52.8	49.7	132.8	129.2
Net income	209.0	178.7	487.3	456.7
Net loss attributable to noncontrolling interest	0.1	—	0.2	0.2
Net income attributable to IDEX	$209.1	$178.7	$487.5	$456.9

Earnings per Common Share:
Basic earnings per common share attributable to IDEX	$2.76	$2.37	$6.44	$6.02
Diluted earnings per common share attributable to IDEX	$2.75	$2.36	$6.42	$6.00

Share Data:
Basic weighted average common shares outstanding	75.6	75.4	75.6	75.8
Diluted weighted average common shares outstanding	75.9	75.8	75.9	76.1

IDEX CORPORATION
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$562.7	$430.2
Receivables - net	430.6	442.8
Inventories - net	446.6	470.9
Other current assets	78.3	55.4
Total current assets	1,518.2	1,399.3
Property, plant and equipment - net	421.5	382.1
Goodwill and intangible assets - net	3,596.9	3,585.9
Other noncurrent assets	133.0	144.6
Total assets	$5,669.6	$5,511.9

Liabilities and equity
Current liabilities
Trade accounts payable	$176.3	$208.9
Accrued expenses	262.0	289.1
Current portion of long-term borrowings - net	0.7	—
Dividends payable	48.5	45.6
Total current liabilities	487.5	543.6
Long-term borrowings - net	1,320.8	1,468.7
Other noncurrent liabilities	474.1	460.0
Total liabilities	2,282.4	2,472.3
Shareholders' equity	3,387.1	3,039.3
Noncontrolling interest	0.1	0.3
Total equity	3,387.2	3,039.6
Total liabilities and equity	$5,669.6	$5,511.9

IDEX CORPORATION
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net income	$487.3	$456.7
Adjustments to reconcile net income to net cash flows provided by operating activities:
Gain on sale of business	(93.8)	(34.8)
Asset impairments	0.8	17.0
Credit loss on note receivable from collaborative partner	7.7	—
Depreciation	41.9	37.0
Amortization of intangible assets	70.6	49.2
Share-based compensation expense	18.9	16.4
Deferred income taxes	(1.8)	0.2
Changes in (net of the effect from acquisitions/divestitures and foreign currency translation):
Receivables	11.6	(62.5)
Inventories	24.5	(99.6)
Other current assets	0.3	(4.8)
Trade accounts payable	(30.2)	25.6
Deferred revenue	5.6	(24.7)
Accrued expenses	(34.0)	13.1
Other - net	6.3	1.3
Net cash flows provided by operating activities	515.7	390.1
Cash flows from investing activities
Capital expenditures	(68.3)	(48.0)
Acquisition of businesses, net of cash acquired	(110.3)	(232.6)
Proceeds from sale of business, net of cash remitted	110.3	49.4
Purchases of marketable securities	(24.6)	—
Other - net	2.9	6.8
Net cash flows used in investing activities	(90.0)	(224.4)
Cash flows from financing activities
Borrowings under revolving credit facilities	—	40.0
Payments under revolving credit facilities	—	(40.0)
Proceeds from issuance of long-term borrowings	100.0	—
Payment of long-term borrowings	(251.0)	—
Dividends paid	(142.3)	(132.2)
Proceeds from stock option exercises	7.7	3.9
Repurchases of common stock	(1.1)	(146.3)
Net cash flows used in financing activities	(286.7)	(274.6)
Effect of exchange rate changes on cash and cash equivalents	(6.5)	(65.8)
Net increase (decrease) in cash and cash equivalents	132.5	(174.7)
Cash and cash equivalents at beginning of year	430.2	855.4
Cash and cash equivalents at end of period	$562.7	$680.7

IDEX CORPORATION
Company and Segment Financial Information
(dollars in millions)
(unaudited)

		Three Months Ended September 30, (a)		Nine Months Ended September 30, (a)
		2023	2022	2023	2022
	Fluid & Metering Technologies
	Net sales	$301.1	$307.6	$948.0	$879.5
	Adjusted net sales (b)	301.1	307.6	948.0	879.5
	Adjusted EBITDA(c)	103.6	104.4	323.9	287.8
	Adjusted EBITDA margin	34.4%	33.9%	34.2%	32.7%
	Depreciation	3.1	3.9	10.3	12.0
	Amortization of intangible assets	5.6	5.8	17.3	15.1
	Capital expenditures	6.4	7.7	19.4	17.4

	Health & Science Technologies
	Net sales	$313.2	$345.0	$1,003.7	$986.2
	Adjusted net sales(b)	313.2	327.1	1,003.7	968.3
	Adjusted EBITDA(c)	84.4	101.4	278.8	304.8
	Adjusted EBITDA margin	26.9%	31.0%	27.8%	31.5%
	Depreciation	9.0	6.2	24.1	18.4
	Amortization of intangible assets	16.7	9.6	48.5	29.2
	Capital expenditures	12.2	6.4	40.9	22.9

	Fire & Safety/Diversified Products
	Net sales	$180.6	$172.4	$539.8	$508.3
	Adjusted net sales(b)	180.6	172.4	539.8	508.3
	Adjusted EBITDA(c)	52.8	47.8	157.0	137.3
	Adjusted EBITDA margin	29.3%	27.8%	29.1%	27.0%
	Depreciation	2.3	2.1	6.7	6.3
	Amortization of intangible assets	1.5	1.6	4.8	4.9
	Capital expenditures	1.5	2.2	7.4	7.5

	Corporate Office and Eliminations
	Intersegment sales eliminations	$(1.5)	$(1.0)	$(6.5)	$(2.8)
	Adjusted EBITDA(c)	(15.3)	(22.2)	(63.7)	(64.6)
	Depreciation	0.3	0.1	0.8	0.3
	Capital expenditures	—	—	0.6	0.2

	Company
	Net sales	$793.4	$824.0	$2,485.0	$2,371.2
	Adjusted net sales(b)	793.4	806.1	2,485.0	2,353.3
	Adjusted EBITDA(b)	225.5	231.4	696.0	665.3
	Adjusted EBITDA margin(b)	28.4%	28.7%	28.0%	28.3%
	Depreciation	14.7	12.3	41.9	37.0
	Amortization of intangible assets	23.8	17.0	70.6	49.2
	Capital expenditures	20.1	16.3	68.3	48.0
(a)	Three and nine month data includes the results of the acquisition of Iridian Spectral Technologies (May 2023) and the Muon Group acquisition (November 2022) in the HST segment from the dates of acquisition and nine month data includes the results of the acquisition of KZ CO. (May 2022) and the acquisition of Nexsight, LLC and its businesses Envirosight, WinCan, MyTana and Pipeline Renewal Technologies (February 2022) in the FMT segment from the dates of acquisition. Three and nine month data also includes the results of Micropump (August 2023) in the HST segment and Knight (September 2022) in the FMT segment through the dates of disposition.
(b)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most directly comparable measure calculated and presented in accordance with GAAP, see the reconciliation tables below.
(c)	Segment Adjusted EBITDA excludes unallocated corporate costs which are included in Corporate Office and Eliminations.

Non-GAAP Measures of Financial Performance
The Company prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). The Company supplements certain GAAP financial performance metrics with non-GAAP financial performance metrics. Management believes these non-GAAP financial performance metrics provide investors with greater insight, transparency and a more comprehensive understanding of the financial information used by management in its financial and operational decision making because certain of these adjusted metrics exclude items not reflective of ongoing operations, as identified in the reconciliations below. Reconciliations of non-GAAP financial performance metrics to their most directly comparable GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with GAAP. Due to rounding, numbers presented throughout this and other documents may not add up or recalculate precisely. There were no adjustments to GAAP financial performance metrics other than the items noted below.

•Organic orders and net sales are calculated excluding amounts from acquired or divested businesses during the first twelve months of ownership or prior to divestiture, the impact of foreign currency translation and the impact from the exit of a COVID-19 testing application.
•Adjusted net sales is calculated as net sales less the acceleration of previously deferred revenue related to the exit of a COVID-19 testing application.
•Adjusted gross profit is calculated as gross profit less the impact from the exit of a COVID-19 testing application plus fair value inventory step-up charges.
•Adjusted gross margin is calculated as adjusted gross profit divided by adjusted net sales.
•Adjusted net income attributable to IDEX is calculated as Net income attributable to IDEX plus fair value inventory step-up charges, plus restructuring expenses and asset impairments, less the net impact from the exit of a COVID-19 testing application, less the gain on sale of a business, less gains on sales of assets, plus the credit loss on a note receivable from a collaborative partner, plus acquisition-related intangible asset amortization, all net of the statutory tax expense or benefit.
•Adjusted diluted EPS attributable to IDEX is calculated as adjusted net income attributable to IDEX divided by the diluted weighted average shares outstanding.
•Consolidated Adjusted EBITDA is calculated as consolidated earnings before interest, taxes, depreciation and amortization, or consolidated EBITDA, plus fair value inventory step-up charges, plus restructuring expenses and asset impairments, less the net impact from the exit of a COVID-19 testing application, less the gain on sale of a business, less gains on sales of assets, plus the credit loss on a note receivable from a collaborative partner.
•Consolidated Adjusted EBITDA margin is calculated as Consolidated Adjusted EBITDA divided by adjusted net sales.
•Free cash flow is calculated as cash flows from operating activities less capital expenditures.

Table 1: Reconciliations of the Change in Net Sales to Organic Net Sales

	Three Months Ended September 30, 2023				Nine Months Ended September 30, 2023
	FMT	HST	FSDP	IDEX	FMT	HST	FSDP	IDEX
Change in net sales	(2%)	(9%)	5%	(4%)	8%	2%	6%	5%
Net impact from acquisitions/divestitures	2%	(10%)	—%	(3%)	(2%)	(10%)	—%	(5%)
Impact from foreign currency	(1%)	(1%)	(2%)	(1%)	—%	—%	1%	—%
Impact from the exit of a COVID-19 testing application(1)	—%	5%	—%	2%	—%	2%	—%	1%
Change in organic net sales	(1%)	(15%)	3%	(6%)	6%	(6%)	7%	1%

(1) Represents the acceleration of previously deferred revenue of $17.9 million as a result of a customer’s decision to discontinue further investment in commercializing its COVID-19 testing application in 2022 that did not reoccur in 2023.

Table 2: Reconciliations of Reported-to-Adjusted Gross Profit, Net Sales and Gross Margin (dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Gross profit	$349.6	$381.8	$1,110.1	$1,081.2
Impact from the exit of a COVID-19 testing application(1)	—	(17.9)	—	(17.9)
Fair value inventory step-up charges	1.2	—	1.2	0.4
Adjusted gross profit	$350.8	$363.9	$1,111.3	$1,063.7

Net sales	$793.4	$824.0	$2,485.0	$2,371.2
Impact from the exit of a COVID-19 testing application(1)	—	(17.9)	—	(17.9)
Adjusted net sales	$793.4	$806.1	$2,485.0	$2,353.3

Gross margin	44.1%	46.3%	44.7%	45.6%
Adjusted gross margin	44.2%	45.1%	44.7%	45.2%

(1) Represents the acceleration of previously deferred revenue of $17.9 million as a result of a customer’s decision to discontinue further investment in commercializing its COVID-19 testing application in 2022 that did not reoccur in 2023.

Table 3: Reconciliations of Reported-to-Adjusted Net Income Attributable to IDEX and Diluted EPS Attributable to IDEX (in millions, other than per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reported net income attributable to IDEX	$209.1	$178.7	$487.5	$456.9
Fair value inventory step-up charges	1.2	—	1.2	0.4
Tax impact on fair value inventory step-up charges	(0.3)	—	(0.3)	(0.1)
Restructuring expenses and asset impairments	4.1	—	8.2	2.8
Tax impact on restructuring expenses and asset impairments	(0.9)	—	(1.8)	(0.7)
Net impact from the exit of a COVID-19 testing application(1)	—	(1.1)	—	(1.1)
Tax impact on the exit of a COVID-19 testing application	—	0.3	—	0.3
Gain on sale of business	(93.8)	(34.8)	(93.8)	(34.8)
Tax impact on gain on sale of business	22.7	5.5	22.7	5.5
Gains on sales of assets	—	—	—	(2.7)
Tax impact on gains on sales of assets	—	—	—	0.6
Credit loss on note receivable from collaborative partner(2)	—	—	7.7	—
Tax impact on credit loss on note receivable from collaborative partner	—	—	(1.6)	—
Acquisition-related intangible asset amortization	23.8	17.0	70.6	49.2
Tax impact on acquisition-related intangible asset amortization	(5.3)	(3.7)	(15.8)	(11.0)
Adjusted net income attributable to IDEX	$160.6	$161.9	$484.6	$465.3

(1) Represents the net impact of the acceleration of previously deferred revenue of $17.9 million and an impairment charge of $16.8 million as a result of a customer's decision to discontinue further investment in commercializing its COVID-19 testing application in 2022 that did not reoccur in 2023.

(2) Represents a reserve recorded on an investment with a collaborative partner that may no longer be recoverable.

Table 3: Reconciliations of Reported-to-Adjusted Net Income Attributable to IDEX and Diluted EPS Attributable to IDEX (in millions, other than per share amounts) (continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reported diluted EPS attributable to IDEX	$2.75	$2.36	$6.42	$6.00
Fair value inventory step-up charges	0.02	—	0.02	—
Tax impact on fair value inventory step-up charges	—	—	—	—
Restructuring expenses and asset impairments	0.06	—	0.11	0.04
Tax impact on restructuring expenses and asset impairments	(0.01)	—	(0.03)	(0.01)
Net impact from the exit of a COVID-19 testing application(1)	—	(0.01)	—	(0.01)
Tax impact on the exit of a COVID-19 testing application	—	—	—	—
Gain on sale of business	(1.24)	(0.46)	(1.24)	(0.46)
Tax impact on gain on sale of business	0.30	0.07	0.30	0.07
Gains on sales of assets	—	—	—	(0.03)
Tax impact on gains on sales of assets	—	—	—	0.01
Credit loss on note receivable from collaborative partner(2)	—	—	0.10	—
Tax impact on credit loss on note receivable from collaborative partner	—	—	(0.02)	—
Acquisition-related intangible asset amortization	0.31	0.23	0.93	0.65
Tax impact on acquisition-related intangible asset amortization	(0.07)	(0.05)	(0.21)	(0.14)
Adjusted diluted EPS attributable to IDEX	$2.12	$2.14	$6.38	$6.12

Diluted weighted average shares outstanding	75.9	75.8	75.9	76.1

(1) Represents the net impact of the acceleration of previously deferred revenue of $17.9 million and an impairment charge of $16.8 million as a result of a customer's decision to discontinue further investment in commercializing its COVID-19 testing application in 2022 that did not reoccur in 2023.

(2) Represents a reserve recorded on an investment with a collaborative partner that may no longer be recoverable.

Table 4: Reconciliations of Net Income to Adjusted EBITDA and Net Sales to Adjusted Net Sales (dollars in millions)

	Three Months Ended September 30,
	2023					2022
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported net income	$—	$—	$—	$—	$209.0	$—	$—	$—	$—	$178.7
Provision for income taxes	—	—	—	—	52.8	—	—	—	—	49.7
Interest expense	—	—	—	—	13.7	—	—	—	—	9.6
Other (income) expense - net	—	—	—	—	(2.1)	—	—	—	—	(1.0)
(Gain) on sale of business	—	—	—	—	(93.8)	—	—	—	—	(34.8)
Operating income (loss)	92.1	54.7	48.4	(15.6)	179.6	94.5	85.6	43.6	(21.5)	202.2
Other income (expense) - net	1.1	1.3	0.2	(0.5)	2.1	0.2	1.1	0.5	(0.8)	1.0
Depreciation	3.1	9.0	2.3	0.3	14.7	3.9	6.2	2.1	0.1	12.3
Amortization	5.6	16.7	1.5	—	23.8	5.8	9.6	1.6	—	17.0
Fair value inventory step-up charges	—	1.2	—	—	1.2	—	—	—	—	—
Restructuring expenses and asset impairments	1.7	1.5	0.4	0.5	4.1	—	—	—	—	—
Net impact from the exit of a COVID-19 testing application(1)	—	—	—	—	—	—	(1.1)	—	—	(1.1)
Adjusted EBITDA	$103.6	$84.4	$52.8	$(15.3)	$225.5	$104.4	$101.4	$47.8	$(22.2)	$231.4

Net sales (eliminations)	$301.1	$313.2	$180.6	$(1.5)	$793.4	$307.6	$345.0	$172.4	$(1.0)	$824.0
Impact from the exit of a COVID-19 testing application(1)	—	—	—	—	—	—	(17.9)	—	—	(17.9)
Adjusted net sales (eliminations)	$301.1	$313.2	$180.6	$(1.5)	$793.4	$307.6	$327.1	$172.4	$(1.0)	$806.1

Net income margin					26.3%					21.7%
Adjusted EBITDA margin	34.4%	26.9%	29.3%	n/m	28.4%	33.9%	31.0%	27.8%	n/m	28.7%

(1) The net impact in the Adjusted EBITDA reconciliation represents the acceleration of previously deferred revenue of $17.9 million less the impairment charge of $16.8 million related to a customer's decision to discontinue further investment in commercializing its COVID-19 testing application in 2022 that did not reoccur in 2023, while the impact in the Adjusted net sales reconciliation represents only the acceleration of previously deferred revenue of $17.9 million discussed above.

.

Table 4: Reconciliations of Net Income to Adjusted EBITDA and Net Sales to Adjusted Net Sales (dollars in millions) (continued)

	Nine Months Ended September 30,
	2023					2022
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported net income	$—	$—	$—	$—	$487.3	$—	$—	$—	$—	$456.7
Provision for income taxes	—	—	—	—	132.8	—	—	—	—	129.2
Interest expense	—	—	—	—	40.1	—	—	—	—	28.6
Other (income) expense - net	—	—	—	—	5.6	—	—	—	—	(3.3)
(Gain) on sale of business	—	—	—	—	(93.8)	—	—	—	—	(34.8)
Operating income (loss)	291.9	199.7	145.0	(64.6)	572.0	257.8	255.7	124.0	(61.1)	576.4
Other income (expense) - net	2.0	0.8	(0.3)	(8.1)	(5.6)	2.0	2.5	2.6	(3.8)	3.3
Depreciation	10.3	24.1	6.7	0.8	41.9	12.0	18.4	6.3	0.3	37.0
Amortization	17.3	48.5	4.8	—	70.6	15.1	29.2	4.9	—	49.2
Fair value inventory step-up charges	—	1.2	—	—	1.2	0.4	—	—	—	0.4
Restructuring expenses and asset impairments	2.4	4.5	0.8	0.5	8.2	1.7	0.1	1.0	—	2.8
Net impact from the exit of a COVID-19 testing application(1)	—	—	—	—	—	—	(1.1)	—	—	(1.1)
Gains on sales of assets	—	—	—	—	—	(1.2)	—	(1.5)	—	(2.7)
Credit loss on note receivable from collaborative partner(2)	—	—	—	7.7	7.7	—	—	—	—	—
Adjusted EBITDA	$323.9	$278.8	$157.0	$(63.7)	$696.0	$287.8	$304.8	$137.3	$(64.6)	$665.3

Net sales (eliminations)	$948.0	$1,003.7	$539.8	$(6.5)	$2,485.0	$879.5	$986.2	$508.3	$(2.8)	$2,371.2
Impact from the exit of a COVID-19 testing application(1)	—	—	—	—	—	—	(17.9)	—	—	(17.9)
Adjusted net sales (eliminations)	$948.0	$1,003.7	$539.8	$(6.5)	$2,485.0	$879.5	$968.3	$508.3	$(2.8)	$2,353.3

Net income margin					19.6%					19.3%
Adjusted EBITDA margin	34.2%	27.8%	29.1%	n/m	28.0%	32.7%	31.5%	27.0%	n/m	28.3%

(1) The net impact in the Adjusted EBITDA reconciliation represents the acceleration of previously deferred revenue of $17.9 million less the impairment charge of $16.8 million related to a customer's decision to discontinue further investment in commercializing its COVID-19 testing application in 2022 that did not reoccur in 2023, while the impact in the Adjusted net sales reconciliation represents only the acceleration of previously deferred revenue of $17.9 million discussed above.

(2) Represents a reserve recorded on an investment with a collaborative partner that may no longer be recoverable.

Table 5: Reconciliations of Cash Flows from Operating Activities to Free Cash Flow (dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities	$226.6	$198.1	$515.7	$390.1
Less: Capital expenditures	20.1	16.3	68.3	48.0
Free cash flow	$206.5	$181.8	$447.4	$342.1

Table 6: Reconciliation of Estimated 2023 Change in Net Sales to Change in Organic Net Sales

	Guidance
	Fourth Quarter 2023		Full Year 2023
	Low End	High End	Low End	High End
Change in net sales	(6%)	(5%)	1%	2%
Net impact from acquisitions/divestitures	(2%)	(2%)	(4%)	(4%)
Impact from foreign currency	(1%)	(1%)	—%	—%
Impact from the exit of a COVID-19 testing application(1)	—%	—%	1%	1%
Change in organic net sales	(9%)	(8%)	(2%)	(1%)

(1) Represents the acceleration of previously deferred revenue of $17.9 million as a result of a customer’s decision to discontinue further investment in commercializing its COVID-19 testing application in 2022 that did not reoccur in 2023.

Table 7: Reconciliation of Estimated 2023 Diluted EPS Attributable to IDEX to Adjusted Diluted EPS Attributable to IDEX

	Guidance
	Fourth Quarter 2023	Full Year 2023
Estimated diluted EPS attributable to IDEX	$1.50 - $1.55	$7.91 - $7.96
Fair value inventory step-up charges	—	0.02
Tax impact on fair value inventory step-up charges	—	—
Restructuring expenses and asset impairments	—	0.12
Tax impact on restructuring expenses and asset impairments	—	(0.02)
Gain on sale of business	—	(1.24)
Tax impact on gain on sale of business	—	0.30
Credit loss on note receivable from collaborative partner(1)	—	0.10
Tax impact on credit loss on note receivable from collaborative partner	—	(0.02)
Acquisition-related intangible asset amortization	0.32	1.25
Tax impact on acquisition-related intangible asset amortization	(0.08)	(0.29)
Estimated adjusted diluted EPS attributable to IDEX	$1.74 - $1.79	$8.13 - $8.18

(1) Represents a reserve recorded on an investment with a collaborative partner that may no longer be recoverable.

Table 8: Reconciliation of Estimated 2023 Net Income to Adjusted EBITDA (dollars in millions)

	Guidance
	Fourth Quarter 2023		Full Year 2023
	Low End	High End	Low End	High End
Reported net income	$113.4	$117.1	$600.7	$604.3
Provision for income taxes	32.7	33.6	165.3	166.2
Interest expense	11.6	11.6	51.7	51.7
Gain on sale of business	—	—	(93.8)	(93.8)
Depreciation	16.1	16.1	58.1	58.1
Amortization of intangible assets	24.1	24.1	94.7	94.7
Fair value inventory step-up charges	—	—	1.2	1.2
Restructuring expenses and asset impairments	—	—	8.2	8.2
Credit loss on note receivable from collaborative partner(1)	—	—	7.7	7.7
Adjusted EBITDA	$197.9	$202.5	$893.8	$898.3

Net sales	$765.1	$770.8	$3,250.1	$3,255.8

Net income margin	15%	15%	19%	19%
Adjusted EBITDA margin	26%	26%	27.5%	27.5%

(1) Represents a reserve recorded on an investment with a collaborative partner that may no longer be recoverable.